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                                  EXHIBIT 23

Consent of Independent Certified Public Accountants

The Board of Directors
Community Bankshares, Inc.:

     We consent to incorporation by reference in the registration statements (Nos. 33-53678, 33-18853, and 33-44264) on Forms S-8 and in the registration statement (No. 33-87956) on Form S-3 of Community Bankshares, Inc. of our report dated July 21, 1995, relating to the consolidated financial statements of Community Bankshares, Inc. and its subsidiaries as of June 30, 1995 and 1994, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1995, which report appears in the June 30, 1995, annual report on Form 10-K of Community Bankshares, Inc. Our report refers to the adoption of Statement of Financial Accounting Standards No. 122 "Accounting for Mortgage Servicing Rights, an Amendment to FASB Statement No. 65."

/s/ KPMG Peat Marwick LLP

KPMG Peat Marwick LLP
Boston, Massachusetts
September 27, 1995